                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-31173 of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) of our report dated July 18, 1997 on the consolidated financial statements of Strategic Data Systems, Inc. and subsidiary, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP


Fort Worth, Texas
August 22, 1997